Exhibit 99.1

CYS Investments, Inc. Announces Third Quarter 2011 Financial Results

For Immediate Release

NEW YORK, NY – October 19, 2011 – CYS Investments, Inc. (NYSE: CYS) (“CYS” or the “Company”) today announced financial results for the quarter ended September 30, 2011.

Third Quarter 2011 Highlights

•	GAAP net income of $96.3 million, or $1.16 per diluted share.

•	Core Earnings of $34.5 million, or $0.42 per diluted share.

•

A component of the Company’s net income for the quarter was $8.1 million, or $0.09 per diluted share, of appreciation on forward settling purchases (also referred to as “drop income”) that was accounted for as net gain from investments on our statement of operations and therefore excluded from our Core Earnings.

•

Operating expenses of 2.33% of average net assets. Included in the operating expenses of $9.8 million were $4.9 million of non-recurring expenses relating to the accelerated vesting of shares of restricted stock and other expenses associated with the internalization of management. These non-recurring expenses represented $0.06 per diluted share or 0.46% of average net assets during the third quarter of 2011.

•	September 30, 2011 net asset value of $12.98 per share after declaring a $0.55 dividend per share on September 9, 2011.

•	Interest rate spread net of hedge of 1.95%.

•	Weighted average amortized cost of Agency RMBS of $102.42.

Internalization

On September 1, 2011, the Company acquired certain assets and entered into agreements to internalize the Company’s management (the “Internalization”). The Company had previously been managed by Cypress Sharpridge Advisors LLC (the “Manager”) pursuant to a management agreement (the “Management Agreement”). The Manager had entered into sub-advisory agreements with Sharpridge Capital Management, L.P. (“Sharpridge”) and an affiliate of The Cypress Group, pursuant to which the Manager was provided with all of the resources and assets (the “Assets”) used to operate the Company’s business and manage the Company’s assets. In connection with the completion of the Internalization, the Management Agreement, sub-advisory agreements and other ancillary agreements related thereto were terminated without the payment of any termination fee. Under the terms of the Asset Purchase and Sale Agreement entered into in connection with the Internalization, the Company acquired the Assets from Sharpridge for a purchase price of $750,000 in cash. Additionally, all employees of Sharpridge as of August 31, 2011 have been hired by the Company. In connection with the execution of his employment agreement, our Chief Executive Officer received 150,000 shares of restricted stock on September 1, 2011 that will vest ratably over a five year vesting period, with one-fifth of the shares vesting on each of the first five anniversary dates of the grant date. In addition, the Company accelerated the vesting of our Chief Executive Officer’s outstanding shares of restricted stock issued prior to September 1, 2011, so that all such shares were vested and non-forfeitable on August 31, 2011, immediately prior to the completion of the Internalization. In connection with the Internalization, the Company changed its name from “Cypress Sharpridge Investments, Inc.” to “CYS Investments, Inc.” on September 1, 2011.

Third Quarter 2011 Results

The Company had net income of $96.3 million during the third quarter of 2011, or $1.16 per diluted share, compared to net income of $99.4 million, or $1.20 per diluted share, in the second quarter of 2011. During the third quarter of 2011, the Company had Core Earnings of $34.5 million, or $0.42 per diluted share, compared to $41.5 million, or $0.50 per diluted share, in the second quarter of 2011. Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding (i) net realized gain (loss) on investments and termination of swap contracts and (ii) net unrealized appreciation (depreciation) on investments and swap and cap contracts. The quarter-over-quarter decrease in Core Earnings was generally the result of the tightening of mortgage spreads and the costs associated with the Internalization. For the third quarter of 2011, our interest rate spread net of hedge decreased to 1.95% from 2.23% for the second quarter of 2011. During the third quarter of 2011, we had $8.4 billion of average settled Agency RMBS compared to $7.7 billion during the second quarter of 2011.

The Company utilizes forward settling transactions for the majority of its purchases. The benefit of purchasing assets in forward settling transactions is that the Company can purchase assets with specified stipulations such as average loan size and percentage of loans in a particular state. This customization allows the Company to better manage prepayments. In addition, forward settling purchases allow the Company to obtain an asset at a discount (also referred to as “drop”) to its current market value; however, the Company does not receive any interest income on the asset until the forward transaction settles. Obtaining the asset at a discount to market value reduces the impact of prepayments and is accretive to net asset value.

Drop income is a component of our net income accounted for as net gain from investments on our statement of operations and therefore excluded from our Core Earnings. During the third quarter of 2011, the Company generated drop income of approximately $8.1 million, or $0.09 per diluted share, compared to approximately $9.3 million, or $0.12 per diluted share, during the second quarter of 2011. During the third quarter of 2011, the Company made forward purchases of approximately $1.6 billion of Agency RMBS with a weighted average drop of approximately $0.27 per $100.00 par value per month compared to approximately $0.8 billion of Agency RMBS with a weighted average drop of approximately $0.25 per $100.00 par value per month during the second quarter of 2011.

The Company received $2.2 million of distributions from CLOs during the third quarter of 2011, with $1.2 million accounted for as a reduction of their cost basis and thereby excluded from our interest income and Core Earnings. This compared to distributions of $2.4 million from CLOs during the second quarter of 2011, with $1.3 million accounted for as a reduction of their cost basis.

The Company’s net asset value per share on September 30, 2011 was $12.98 after declaring a $0.55 dividend per share on September 9, 2011, compared with $12.35 at June 30, 2011. The increase was primarily the result of Agency RMBS outperforming swaps.

The Company’s operating expenses were 2.33% of average net assets for the third quarter of 2011, compared to 1.92% for the second quarter of 2011. Included in the operating expenses of $9.8 million were $4.9 million of non-recurring expenses relating to the accelerated vesting of shares of restricted stock and other expenses associated with the Internalization. These non-recurring expenses represented $0.06 per diluted share or 0.46% of average net assets during the third quarter of 2011. In connection with the execution of his employment agreement, our Chief Executive Officer received 150,000 shares of restricted stock on September 1, 2011 that will vest ratably over a five year vesting period, with one-fifth of the shares vesting on each of the first five anniversary dates of the grant date.

(dollars in thousands)	Three Months Ended
Key Portfolio Statistics*	September 30, 2011	June 30, 2011
Average Agency RMBS (1)	$8,350,710	$7,699,364
Average repurchase agreements (2)	7,474,253	6,831,941
Average net assets (3)	1,061,373	1,013,990
Average yield on Agency RMBS (4)	3.02%	3.37%
Average cost of funds and hedge (5)	1.07%	1.14%
Interest rate spread net of hedge (6)	1.95%	2.23%
Operating expense ratio (7)	2.33%	1.92%
Leverage ratio (at period end) (8)	7.9:1	8.1:1

(1)	Our average Agency RMBS for the period was calculated by averaging the month end cost basis of our settled Agency RMBS during the period.
(2)	Our average repurchase agreements for the period were calculated by averaging the month end repurchase agreement balance during the period.
(3)	Our average net assets for the period were calculated by averaging the month end net assets during the period.
(4)	Our average yield on Agency RMBS for the period was calculated by dividing our interest income from Agency RMBS by our average Agency RMBS.
(5)	Our average cost of funds and hedge for the period was calculated by dividing our total interest expense, including our net swap and cap interest income (expense), by our average repurchase agreements.
(6)	Our interest rate spread net of hedge for the period was calculated by subtracting our average cost of funds and hedge from our average yield on Agency RMBS.
(7)	Our operating expense ratio is calculated by dividing operating expenses by average net assets.
(8)	Our leverage ratio was calculated by dividing total liabilities by net assets.
*	All percentages are annualized.

Prepayments

The portfolio recorded $413.6 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 14.9%, and net amortization of premium of $12.8 million for the third quarter of 2011. This compared to $230.4 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 12.0% and net amortization of premium of $8.7 million for the second quarter of 2011.

Based on data published by Freddie Mac, mortgage rates on 30 year fixed rate mortgages fell by 40 basis points to 4.11% during the three months ended September 30, 2011. This drop in mortgage rates has caused an increase in our CPR to approximately 19.8% in October 2011.

Dividend

The Company declared a common dividend of $0.55 per share with respect to the third quarter of 2011, compared to $0.60 per share for the second quarter of 2011. Using the closing share price of $12.09 on September 30, 2011, the third quarter dividend equates to an annualized dividend yield of 18.2%.

Portfolio

At September 30, 2011, the Company’s $9.4 billion portfolio of Agency RMBS was backed by fixed-rate mortgages and hybrid adjustable-rate mortgages (“Hybrid ARMs”) with 0 to 84 months to reset. Additional information about our Agency RMBS portfolio at September 30, 2011 is summarized below:

	Par Value	Fair Value	Weighted Average
Asset Type	(in thousands)		Cost/Par	Fair Value/Par	MTR(1)		Coupon	CPR(2)
10 Year Fixed Rate	$288,426	$303,416	$104.06	$105.20	N/A		3.50%	6.2%
15 Year Fixed Rate	4,717,243	4,964,472	102.40	105.24	N/A		3.85%	9.9%
20 Year Fixed Rate	608,028	644,471	102.33	105.99	N/A		4.14%	8.1%
30 Year Fixed Rate	259,824	279,791	103.15	107.68	N/A		5.00%	15.7%
Hybrid ARMs	3,070,004	3,205,883	102.25	104.43	66.0		3.32%	19.9%

Total/Weighted Average	$8,943,525	$9,398,033	$102.42	$105.08	66.0	(3)	3.71%	12.6%

(1)

“Months to Reset” is the number of months remaining before the fixed rate on a hybrid ARM becomes a variable rate. At the end of the fixed period, the variable rate will be determined by the margin and the pre-specified caps of the ARM. After the fixed period, 100% of the hybrid ARMS in the portfolio reset annually.

(2)

CPR is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the constant prepayment rate is an annualized version of the prior three month prepayment rate for those bonds held at September 30, 2011. Securities with no prepayment history are excluded from this calculation.

(3)	Weighted average months to reset of our Hybrid ARM portfolio.

Financing, Leverage & Liquidity

At September 30, 2011, the Company had financed its portfolio with approximately $7.5 billion of borrowings under repurchase agreements with a weighted average interest rate of 0.28% and a weighted average maturity of approximately 33.3 days. In addition, the Company had payable for securities purchased of $0.8 billion. The Company’s leverage ratio at September 30, 2011 was 7.9 to 1. At September 30, 2011, the Company’s liquidity position was approximately $631.0 million, consisting of unpledged Agency RMBS, U.S. treasury bills and cash and cash equivalents. Below is a list of outstanding repurchase agreements at September 30, 2011 (dollars in thousands):

Counterparty	Total Outstanding Borrowings	% of Total	Amount At Risk (1)	Weighted Average Maturity in Days
Bank of America Securities LLC	$250,205	3.3%	$13,870	19
Bank of Nova Scotia	201,194	2.7	6,266	46
Barclays Capital, Inc.	439,823	5.8	21,303	44
BNP Paribas Securities Corp	290,852	3.9	14,945	45
Cantor Fitzgerald & Co.	490,663	6.5	29,810	49
Citigroup Global Markets, Inc.	341,569	4.5	18,072	19
Credit Suisse Securities (USA) LLC	325,788	4.3	14,137	19

Counterparty	Total Outstanding Borrowings	% of Total	Amount At Risk (1)	Weighted Average Maturity in Days
Daiwa Securities America, Inc.	452,711	6.0	23,197	26
Deutsche Bank Securities, Inc.	541,056	7.2	31,625	37
Goldman Sachs & Co.	438,177	5.8	24,413	18
Guggenheim Liquidity Services, LLC	48,362	0.6	2,385	53
Industrial and Commercial Bank of China Financial Services LLC	239,269	3.2	13,179	31
ING Financial Markets LLC	217,885	2.9	11,338	11
Jefferies & Company, Inc.	104,769	1.4	5,787	19
LBBW Securities LLC	177,442	2.4	9,736	52
MF Global Securities Inc.	248,138	3.3	13,738	26
Mitsubishi UFJ Securities (USA), Inc.	327,904	4.3	17,427	46
Mizuho Securities USA, Inc.	363,449	4.8	18,569	33
Morgan Stanley & Co. Inc.	182,124	2.4	10,180	45
Nomura Securities International, Inc.	454,746	6.0	24,086	45
South Street Securities LLC	378,802	5.0	22,765	53
The Royal Bank of Scotland PLC	238,285	3.2	12,094	23
UBS Securities LLC	346,386	4.6	19,335	22
Wells Fargo Securities, LLC	441,070	5.9	14,187	21

	$7,540,669	100.0%	$392,444

(1)	Equal to the fair value of pledged securities plus accrued interest income, minus the sum of repurchase agreement liabilities and accrued interest expense.

Hedging

The Company utilizes interest rate swap and cap contracts to hedge the interest rate risk associated with the financed portion of its Agency RMBS portfolio. As of September 30, 2011, the Company had entered into 15 interest rate swap contracts with an aggregate notional amount of $4.7 billion, a weighted average fixed rate of 1.49% and a weighted average expiration of 2.6 years. At September 30, 2011, the Company had entered into three interest rate cap contracts with a notional amount of $0.7 billion, a weighted average cap rate of 1.593% and a weighted average expiration of 3.8 years. These interest rate swap and cap contracts are described below (dollars in thousands):

Interest Rate Swaps Counterparty	Expiration Date	Fixed Pay Rate	Floating Receive Rate(1)	Notional Amount	Fair Value
The Royal Bank of Scotland plc	May 2013	1.6000%	0.3143%	$100,000	$(1,728)
The Royal Bank of Scotland plc	June 2013	1.3775%	0.3686%	300,000	(4,268)
The Royal Bank of Scotland plc	July 2013	1.3650%	0.2493%	300,000	(4,304)
Goldman Sachs	December 2013	1.2640%	0.3491%	400,000	(5,902)
The Royal Bank of Scotland plc	December 2013	1.2813%	0.3491%	500,000	(7,526)
Goldman Sachs	December 2013	1.3088%	0.3471%	400,000	(6,299)
Deutsche Bank Group	December 2013	1.3225%	0.3502%	400,000	(6,416)
Deutsche Bank Group(2)	April 2014	1.6700%	0.3743%	250,000	(1,483)
The Royal Bank of Scotland plc	July 2014	1.7200%	0.3721%	100,000	(2,835)
Nomura Global Financial Products, Inc.	July 2014	1.7325%	0.2498%	250,000	(7,232)
Deutsche Bank Group	August 2014	1.3530%	0.2901%	200,000	(3,710)
Goldman Sachs	September 2014	1.3120%	0.3556%	500,000	(8,692)
Deutsche Bank Group	October 2014	1.1725%	0.2458%	240,000	(3,143)
Goldman Sachs	February 2015	2.1450%	0.2862%	500,000	(22,296)
Nomura Global Financial Products, Inc.	June 2016	1.9400%	0.3272%	300,000	(10,535)

Total				$4,740,000	$(96,369)

Interest Rate Swaps Counterparty	Expiration Date	Cap Rate	Notional Amount	Fair Value
The Royal Bank of Scotland plc	December 2014	2.0725%	$200,000	$819
The Royal Bank of Scotland plc	October 2015	1.4275%	300,000	3,888
The Royal Bank of Scotland plc	November 2015	1.3600%	200,000	2,855

Total			$700,000	$7,562

(1)	Resets quarterly to 3-Month LIBOR.
(2)	Interest rate swap contains a one-time option to cancel for $0.

Conference Call

The Company will host a conference call at 9:00 AM Eastern Time on Thursday, October 20, 2011, to discuss its financial results for the quarter ended September 30, 2011. To participate in the event by telephone, please dial 800.510.9836 at least 10 minutes prior to the start time and reference the conference passcode 86986604. International callers should dial 617.614.3670 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed at the Company’s Web site at http://www.cysinv.com. To listen to the live webcast, please visit http://www.cysinv.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. A dial-in replay will be available on Thursday, October 20, 2011, at approximately 12:00 PM Eastern Time through Thursday, November 3, 2011, at approximately 11:00 AM Eastern Time. To access this replay, please dial 888.286.8010 and enter the conference ID number 99873670. International callers should dial 617.801.6888 and enter the same conference ID number. A replay of the conference call will also be archived on the Company’s website at http://www.cysinv.com.

About CYS Investments, Inc.

CYS Investments, Inc. is a specialty finance company that invests on a leveraged basis in residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The Company refers to these securities as Agency RMBS. CYS Investments, Inc. has elected to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements Disclaimer

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements relate to our interest rate spread, net of hedge. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us, including those described in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which has been filed with the Securities and Exchange Commission. If a change occurs, these forward-looking statements may vary materially from those expressed in this release. All forward-looking statements speak only as of the date on which they are made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CYS INVESTMENTS, INC.

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

(In thousands, except per share numbers)	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010*
ASSETS:
Investments in securities, at fair value (including pledged assets of $8,079,568, $8,039,662, $5,657,798 and $3,671,582, respectively)	$9,493,117	$8,859,410	$8,513,146	$6,331,048
Interest rate swap contracts, at fair value	—	—	12,818	9,113
Interest rate cap contracts, at fair value	7,562	20,429	31,863	30,984
Cash and cash equivalents	7,180	1,092	6,001	1,510
Receivable for securities sold	3,486	400,849	200,461	—
Interest receivable	27,593	27,902	23,195	16,183
Other assets	1,379	829	148	429

Total assets	9,540,317	9,310,511	8,787,632	6,389,267

LIABILITIES:
Repurchase agreements	7,540,669	7,548,091	5,364,030	3,443,843
Interest rate swap contracts, at fair value	96,369	49,151	4,622	9,757
Payable for securities purchased	762,122	626,476	2,384,991	2,234,401
Distribution payable	45,509	49,550	49,536	—
Accrued interest payable (including accrued interest on repurchase agreements of $2,111, $2,181, $1,336 and $1,084, respectively)	18,194	15,674	13,562	9,412
Related party management fee payable	—	1,125	1,032	800
Accrued expenses and other liabilities	3,247	635	593	715

Total liabilities	8,466,110	8,290,702	7,818,366	5,698,928

NET ASSETS	$1,074,207	$1,019,809	$969,266	$690,339

Net assets consist of:
Common Stock, $0.01 par value, 500,000 shares authorized (82,744, 82,584, 82,559 and 59,551 shares issued and outstanding, respectively)	$827	$826	$826	$596
Additional paid in capital	1,019,401	1,015,816	1,015,141	739,005
Retained earnings (Accumulated deficit)	53,979	3,167	(46,701)	(49,262)

NET ASSETS	$1,074,207	$1,019,809	$969,266	$690,339

NET ASSET VALUE PER SHARE	$12.98	$12.35	$11.74	$11.59

*	Derived from audited financial statements.

CYS INVESTMENTS, INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended
(In thousands, except per share numbers)	September 30, 2011	June 30, 2011	March 31, 2011
INVESTMENT INCOME - Interest income	$64,566	$65,720	$40,980

EXPENSES:
Interest	4,778	4,470	3,104
Management fees	2,291	3,311	2,840
Compensation and benefits	4,338	589	544
General, administrative and other	3,203	965	1,034

Total expenses	14,610	9,335	7,522

Net investment income	49,956	56,385	33,458

GAINS AND (LOSSES) FROM INVESTMENTS:
Net realized gain (loss) on investments	13,267	9,438	5,909
Net unrealized appreciation (depreciation) on investments	107,692	119,787	13,911

Net gain (loss) from investments	120,959	129,225	19,820

GAINS AND (LOSSES) FROM SWAP AND CAP CONTRACTS:
Net swap & cap interest income (expense)	(15,469)	(14,875)	(11,859)
Net gain (loss) on termination of swap contracts	—	(3,493)	—
Net unrealized appreciation (depreciation) on swap and cap contracts	(59,125)	(67,820)	10,678

Net gain (loss) from swap and cap contracts	(74,594)	(86,188)	(1,181)

NET INCOME	$96,321	$99,422	$52,097

NET INCOME PER COMMON SHARE - DILUTED	$1.16	$1.20	$0.74

Core Earnings:

Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding net realized gain (loss) on investments, net unrealized appreciation (depreciation) on investments, net realized gain (loss) on termination of swap contracts and unrealized appreciation (depreciation) on swap and cap contracts. In order to evaluate the effective yield of the portfolio, management uses Core Earnings to reflect the net investment income of our portfolio as adjusted to include the net swap and cap interest income (expense). Core Earnings allows management to isolate the interest income (expense) associated with our swaps and caps in order to monitor and project our borrowing costs and interest rate spread. In addition, management utilizes Core Earnings as a key metric in conjunction with other portfolio and market factors to determine the appropriate leverage and hedging ratios, as well as the overall structure of the portfolio.

The Company adopted Accounting Standards Codification (“ASC”) 946, Clarification of the Scope of Audit and Accounting Guide Investment Companies (“ASC 946”), prior to its deferral in February 2008, while most, if not all, other public companies that invest only in Agency RMBS have not adopted ASC 946. Under ASC 946, the Company uses financial reporting specified for investment companies, and accordingly, its investments are carried at fair value with changes in fair value included in earnings. Most other public companies that invest only in Agency RMBS include most changes in the fair value of their investments within shareholders’ equity, not in earnings. As a result, investors are not able to readily compare the Company’s results of operations to those of most of its competitors. The Company believes that the presentation of its Core Earnings is useful to investors because it provides a means of comparing its Core Earnings to those of its competitors. In addition, because Core Earnings isolates the net swap and cap interest income (expense) it provides investors with an additional metric to identify trends in the Company’s portfolio as they relate to the interest rate environment.

The primary limitation associated with Core Earnings as a measure of the Company’s financial performance over any period is that it excludes the effects of net realized gain (loss) from investments. In addition, the Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. As a result, Core Earnings should not be considered as a substitute for the Company’s GAAP net income (loss) as a measure of our financial performance or any measure of our liquidity under GAAP.

	Three months ended
(In thousands)	September 30, 2011	June 30, 2011	March 31, 2011
NET INCOME	$96,321	$99,422	$52,097
Net (gain) loss from investments	(120,959)	(129,225)	(19,820)
Net (gain) loss on termination of swap contracts	—	3,493	—
Net unrealized (appreciation) depreciation on swap and cap contracts	59,125	67,820	(10,678)

Core Earnings	$34,487	$41,510	$21,599